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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                                 BY AND BETWEEN

                         NATIONAL PENN BANCSHARES, INC.

                                       AND

                         CHRISTIANA BANK & TRUST COMPANY

                           Dated as of August __, 2002





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

                                TABLE OF CONTENTS


Page No.

ARTICLE I    DEFINITIONS AND INTERPRETATION

         Section 1.1.  Definitions and Interpretation..........................2

ARTICLE II   TRUST INDENTURE ACT

         Section 2.1   Trust Indenture Act; Application........................6

         Section 2.2   The List of Holders of the Securities...................6

         Section 2.3   Reports by the Preferred Guarantee Trustee..............6

         Section 2.4   Periodic Reports to the Preferred Guarantee Trustee.....6

         Section 2.5   Evidence of Compliance with Conditions Precedent........6

         Section 2.6   Events of Default; Waiver...............................7

         Section 2.7   Event of Default; Notice................................7

         Section 2.8   Conflicting Interests...................................7

ARTICLE III  POWERS, DUTIES AND RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE

         Section 3.1.  Powers and Duties of the Preferred Guarantee Trustee....7

         Section 3.2   Certain Rights of the Preferred Guarantee Trustee.......9

         Section 3.3   Not Responsible for Recitals or Issuance of Guarantee..11

ARTICLE IV   THE PREFERRED GUARANTEE TRUSTEE

         Section 4.1   The Preferred Guarantee Trustee; Eligibility...........12

         Section 4.2   Appointment, Removal and Resignation of the Preferred
                           Guarantee Trustee..................................12

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ARTICLE V    GUARANTEE

         Section 5.1   Guarantee..............................................13

         Section 5.2   Waiver of Notice and Demand............................13

         Section 5.3   Obligations Not Affected...............................14

         Section 5.4   Rights of the Holders..................................15

         Section 5.5   Guarantee of Payment...................................15

         Section 5.6   Subrogation............................................15

         Section 5.7   Independent Obligations................................15

ARTICLE VI   LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1   Limitation on Transactions.............................16

         Section 6.2   Ranking................................................16

ARTICLE VII  TERMINATION

         Section 7.1   Termination............................................16

ARTICLE VIII INDEMNIFICATION

         Section 8.1   Exculpation............................................17

         Section 8.2   Indemnification........................................17

ARTICLE IX   MISCELLANEOUS

         Section 9.1   Successors and Assigns.................................17

         Section 9.2   Amendments.............................................18

         Section 9.3   Notices................................................18

         Section 9.4   Benefit................................................18

         Section 9.5   Governing Law..........................................19

         Section 9.6   Counterparts...........................................19

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                              CROSS-REFERENCE TABLE

         Certain Sections of this Preferred Securities Guarantee Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939.


                                                Preferred Securities
Trust Indenture                                 Guarantee Agreement
Act Section                                     Section
---------------                                 ---------------------

310(a)                                             4.1(a)
310(b)                                             4.1(c), 2.8
310(c)                                             Not Applicable
311(a)                                             2.2(b)
311(b)                                             2.2(b)
311(c)                                             Not Applicable
312(a)                                             2.2(a)
312(b)                                             2.2(b)
312(c)                                             2.2
313                                                2.3
314(a)                                             2.4
314(b)                                             Not Applicable
314(c)                                             2.5
314(d)                                             Not Applicable
314(e)                                             1.1, 2.5, 3.2
314(f)                                             2.1, 3.2
315(a)                                             3.1(d)
315(b)                                             2.7
315(c)                                             3.1
315(d)                                             3.1(d)
315(e)                                             Not Applicable
316(a)                                             1.1, 2.6, 5.4
316(b)                                             5.3
317(a)                                             3.1
317(b)                                             Not Applicable
318(a)                                             2.1(a)


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Preferred Securities Guarantee Agreement.

                                      iii

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT


         This PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Preferred Securities Guarantee"), dated as of August __, 2002, is executed and delivered by NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation (the "Guarantor"), and CHRISTIANA BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of Delaware, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of NPB CAPITAL TRUST II, a Delaware statutory business trust (the "Trust").


                                    RECITALS

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of August ___, 2002, among the trustees of the Trust named therein, the Guarantor, as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof up to 2,530,000 preferred securities, having an aggregate liquidation amount of $63,250,000, designated the _____% Cumulative Trust Preferred Securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust and having the terms set forth in the Trust Agreement, of which $55,000,000 liquidation amount of Preferred Securities is being issued as of the date hereof. Up to the remaining $8,250,000 liquidation amount of Preferred Securities may be issued by the Trust if and to the extent that the over-allotment option granted by the Guarantor and the Trust pursuant to the Underwriting Agreement (as defined in the Trust Agreement) is exercised by the Underwriters named in the Underwriting Agreement; and

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions and Interpretation.
                     -------------------------------

         In this Preferred Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Trust Agreement as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee;

                  (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

                  (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended in writing from time to time;

                  (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

                  (g) a reference to the singular includes the plural and vice versa.

         "Affiliate" means, with respect to a specified Person, (a) any other Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any other Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any other Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

         "Business Day" means any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in Wilmington, Delaware are authorized or

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required by law, executive order or regulation to close, or a day on which the
Corporate Trust Office of the Preferred Guarantee Trustee or the Property Trustee is closed for business.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 1314 King Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or at any other time at such other address located within the United States as the Trustee may designate from time to time by notice to the Debenture holders and the Guarantor.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the _____% Subordinated Debentures due 2032, of the Debenture Issuer held by the Property Trustee of the Trust.

         "Debenture Issuer" means National Penn Bancshares, Inc., issuer of the Debentures under the Indenture.

         "Event of Default" means a default by the Guarantor on any of its payments or other obligations under this Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Debentures to the Holders in exchange for the Preferred Securities as provided in the Trust Agreement), the lesser of
(A) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor (the "Liquidation Distribution"), and (B) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.

         "Guarantor" means National Penn Bancshares, Inc., a Pennsylvania corporation.

         "Holder" means a Person in whose name a Preferred Security is or Preferred Securities are registered in the Securities Register; provided, however, that, in determining whether the holders of the requisite percentage of the Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Preferred Guarantee Trustee or any of their respective Affiliates.

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         "Indemnified Person" means the Preferred Guarantee Trustee, any
Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

         "Indenture" means the Indenture, dated as of August ___, 2002, among the Debenture Issuer and Christiana Bank & Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

         "Liquidation Amount" means the stated value of $25 per Preferred Security.

         "Liquidation Distribution" has the meaning provided therefor in the definition of Guarantee Payments.

         "List of Holders" has the meaning set forth in Section 2.2 of this Preferred Securities Guarantee.

         "Majority in Liquidation Amount of the Preferred Securities" means the Holders of more than 50% of the Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all of the Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two authorized officers of such Person, at least one of whom shall be the chairman, chief executive officer, president, chief financial officer, chief accounting officer or treasurer of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means any individual, corporation, partnership, joint-venture, limited liability company, trust, joint-stock company, unincorporated organization or government

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or any agency or political subdivision thereof.

         "Preferred Guarantee Trustee" means Christiana Bank & Trust Company, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "Preferred Securities" means the ______% Cumulative Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence and during the continuation of an Event of Default, the rights of holders of Common Securities to (a) payments in respect of distributions, and (b) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.

         "Redemption Price" has the meaning provided therefor in the definition of Guarantee Payments.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee with direct responsibility for the administration of this Preferred Securities Guarantee, including any vice-president, any assistant vice-president, managing director, director, associate or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Securities Register" and "Securities Registrar" have the meanings assigned to such terms as in the Trust Agreement (as defined in the Indenture).

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

                                       5

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                                   ARTICLE II
                               TRUST INDENTURE ACT

         Section 2.1 Trust Indenture Act; Application.

                  (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2 The List of Holders of the Securities.
                     --------------------------------------

                  (a) In the event the Preferred Guarantee Trustee is not also the Securities Registrar, the Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities (the "List of Holders") (i) within five (5) Business Days after March 15, June 15, September 15 and December 15 of each year, and (ii) at any other time within thirty (30) days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than fifteen (15) days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

         Section 2.3 Reports by the Preferred Guarantee Trustee. On or before April 30 of each year, commencing April 30, 2003, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.4 Periodic Reports to the Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         Section 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of

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compliance with any conditions precedent, if any, provided for in this Preferred
Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6 Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences to the extent set forth in the Indenture. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7 Event of Default; Notice.
                     -------------------------

                  (a) The Preferred Guarantee Trustee shall, within ninety (90) days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

                  (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge of such Event of Default.

         Section 2.8 Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                            POWERS, DUTIES AND RIGHTS
                       OF THE PREFERRED GUARANTEE TRUSTEE

         Section 3.1. Powers and Duties of the Preferred Guarantee Trustee.
                      -----------------------------------------------------

                  (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and

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         the Preferred Guarantee Trustee shall not transfer this Preferred
         Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

                  (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

                  (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of any Event of Default
                  and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                           Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

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                                    (B) in the absence of bad faith on the part
                           of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         Section 3.2 Certain Rights of the Preferred Guarantee Trustee.
                     --------------------------------------------------

                  (a)      Subject to the provisions of Section 3.1:

                           (i) the Preferred Guarantee Trustee may conclusively
                  rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

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                           (ii) any direction or act of the Guarantor
                  contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                           (iii) whenever, in the administration of this
                  Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                           (iv) the Preferred Guarantee Trustee shall have no
                  duty to see to any recording, filing or registration of any instrument (or any re-recording, refiling or registration thereof);

                           (v) the Preferred Guarantee Trustee may consult with
                  counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                           (vi) the Preferred Guarantee Trustee shall be under
                  no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence and during the continuance of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                           (vii) the Preferred Guarantee Trustee shall not be
                  bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request,

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

                  direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                           (viii) the Preferred Guarantee Trustee may execute
                  any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

                           (ix) no third party shall be required to inquire as
                  to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action; and

                           (x) whenever in the administration of this Preferred
                  Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         Section 3.3 Not Responsible for Recitals or Issuance of Guarantee. The Recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

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

                                   ARTICLE IV
                         THE PREFERRED GUARANTEE TRUSTEE

         Section 4.1 The Preferred Guarantee Trustee; Eligibility.
                     ---------------------------------------------

                  (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

                  (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2 Appointment, Removal and Resignation of the Preferred
                     -----------------------------------------------------
Guarantee Trustee.
------------------

                  (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

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


                  (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

                  (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within sixty (60) days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                  (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

                  (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all fees and expenses accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE


         Section 5.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis as set forth in Section 6.2 hereof to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. The Guarantor shall give prompt notice to the Preferred Guarantee Trustee if it makes any direct payment hereunder.

         Section 5.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) any failure or omission to receive any regulatory approval or consent required in connection with the Preferred Securities (or the common equity securities issued by the Trust), including the failure to receive any regulatory approval required for the redemption of the Preferred Securities;

                  (g) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this

         Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.4 Rights of the Holders.
                     ----------------------

                  (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

                  (b) Any Holder of Preferred Securities may institute and prosecute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person.

         Section 5.5 Guarantee of Payment. This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         Section 5.6 Subrogation. The Guarantor shall be subrogated to all rights (if any) of the Holders of the Preferred Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

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

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1 Limitation on Transactions. So long as any of the Preferred Securities remain outstanding, if any of the circumstances described in Section
5.6 of the Indenture shall have occurred, then (a) neither the Guarantor nor any of its Subsidiaries (as defined in the Indenture) shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock other than (i) dividends or distributions in common stock of the Guarantor or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(ii) purchases of common stock of the Guarantor related to the rights under any of the Guarantor's benefit plans for its directors, officers or employees, (iii) as a result of a reclassification of its capital stock, (iv) dividends or distributions made by a Subsidiary to the Guarantor, or (v) dividends or distributions made by a Subsidiary to a Subsidiary, and (b) neither the Guarantor nor any Subsidiary shall make any payment of principal or interest on or repay, repurchase or redeem any debt securities issued by the Guarantor or any Subsidiary which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of any debt securities if such guarantee ranks pari passu or junior in interest to the Debentures, other than payments under this Preferred Securities Guarantee.

         Section 6.2 Ranking. This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (a) subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations (as each such term is defined in the Indenture) of the Guarantor, (b) pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities or preference stock of any Affiliate of the Guarantor and (c) senior to the most senior preferred securities or preference stock now or hereafter issued by the Guarantor and senior to the Guarantor's common stock.


                                   ARTICLE VII
                                   TERMINATION


         Section 7.1 Termination. This Preferred Securities Guarantee shall terminate upon (a) full payment of the Redemption Price of all the Preferred Securities, (b) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust, or (c) distribution of the Debentures to the Holders of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION


         Section 8.1 Exculpation.
                     ------------

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to the Holders of the Preferred Securities might properly be paid.

         Section 8.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee or the earlier resignation or removal of the Preferred Guarantee Trustee.


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Successors and Assigns. All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted by
Article XII of the Indenture and pursuant to which the assignee agrees in writing to perform Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         Section 9.2 Amendments. Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Preferred Securities Guarantee may only be amended by the Guarantor and the Preferred Guarantee Trustee with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of the Holders of the Preferred Securities apply to the giving of such approval.

         Section 9.3 Notices. All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, with return receipt requested or by reputable overnight courier with confirmation of receipt, as follows:

                  (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities): Christiana Bank & Trust Company, 1314 King Street, Wilmington, DE 19801, Attention: Corporate Trust Administration.

                  (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities): National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19572, Attention: Corporate Secretary.

                  (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given, for all purposes, if given or served by U.S. mail, first class postage prepaid with return receipt requested or by reputable overnight courier with confirmation of receipt, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.4 Benefit. This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

         Section 9.5 Governing Law. THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

         Section 9.6 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.


























            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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


This Preferred Securities Guarantee is executed as of the day and year first above written.

                                            NATIONAL PENN BANCSHARES, INC.,
                                            as Guarantor


                                            By:_________________________________
                                            Name:    Wayne R. Weidner
                                            Title:   Chairman, President and
                                                     Chief Executive Officer



                                            CHRISTIANA BANK & TRUST COMPANY,
                                            as Preferred Guarantee Trustee


                                            By:_________________________________
                                            Name:
                                            Title:


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